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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   November 6, 1996
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                              XAVIER CORPORATION
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            (Exact name of registrant as specified in its charter)


         Delaware                  0-28204                    76-0490009
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(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)                 File Number)            Identification No.)


              1600 Smith Street, Suite 4700, Houston, Texas 77002
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code     713-652-5111
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                                Not applicable.
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        (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

Regulation S Private Placements.

        On November 6, 1996, the Company issued 150,000 shares of Common Stock to certain creditors of the Company located outside of the United States in satisfaction of fees and expenses accrued on the Company's books at December 31, 1995, for services related to financing obtained by the Company. Such issuance was pursuant to Regulation S of the Securities and Exchange Commission Regulations promulgated under the Securities Act of 1933 ("Regulation S").

        On November 21, 1996, the Company sold 500,000 shares of Common Stock, at a purchase price of $2.375 US per share, to Kleinworth Benson Investment Management, Ltd., an investor residing outside of the United States, in a transaction conducted pursuant to Regulation S.

        On November 23, 1996, the Company issued 589,848 shares of Common Stock and 589,848 warrants to Pascarla, Ltd., a foreign entity located in the Bahamas pursuant to the PPI Agreement, in payment of the purchase price for certain oil field equipment. The exercise price of the warrants is $2.50 per warrant. The warrants expire two (2) years from the date of issuance. The Common Stock and warrants were issued pursuant to Regulation S.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                XAVIER CORPORATION


Date: December 20, 1996                         By /s/ Robert S. Parsons
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                                                    Robert S. Parsons
                                                    Chief Financial Officer


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